Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated January 10, 2012 (including amendments thereto) with respect to the Common Stock of Smith-Midland Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 10, 2012

JCP Investment Partnership, LP

	By:	JCP Investment Management, LLC Investment Manager

	By:	/s/ James C. Pappas
		Name:	James C. Pappas
		Title:	Managing Member

JCP Investment Partners, LP

By:	JCP Investment Holdings, LLC
General Partner

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Sole Member

JCP Investment Holdings, LLC

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Sole Member

JCP Investment Management, LLC

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Managing Member

/s/ James C. Pappas
James C. Pappas